Exhibit 99.1

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ABRAXANE® DEMONSTRATES STATISTICALLY SIGNIFICANT IMPROVEMENT IN OVERALL SURVIVAL FOR PATIENTS WITH ADVANCED PANCREATIC CANCER IN PHASE III STUDY

BOUDRY, Switzerland – (November 9, 2012) – Celgene International Sàrl, a subsidiary of Celgene Corporation (NASDAQ: CELG) today announced that its phase III study of ABRAXANE® (paclitaxel protein-bound particles for injectable suspension) (albumin-bound) in combination with gemcitabine in treatment-naïve patients with advanced pancreatic cancer met its primary endpoint of overall survival. In the study, ABRAXANE in combination with gemcitabine demonstrated a statistically significant improvement in overall survival compared to patients receiving gemcitabine alone.

In the MPACT (Metastatic Pancreatic Adenocarcinoma Clinical Trial) study, a Celgene-sponsored, open-label, randomized, international study 861 metastatic pancreatic cancer patients were randomized to receive either ABRAXANE plus gemcitabine (125 mg/m2 followed by 1000 mg/m2 gemcitabine for 3 weeks followed by a week of rest) or gemcitabine alone (1000 mg/m2 administered weekly for 7 weeks followed by a week of rest followed by cycles of weekly administration for 3 weeks followed by one week of rest).

The primary endpoint for the study is improvement in overall survival. Secondary endpoints include evaluation of progression-free survival, objective tumor response and the safety and tolerability of this combination in this patient population.

The safety profile of ABRAXANE in combination with gemcitabine observed in the study is comparable with other ABRAXANE clinical trials in pancreatic cancer. A late-breaker placeholder abstract for this study has been submitted to the American Society of Clinical Oncology’s (ASCO) 2013 Gastrointestinal Cancers Symposium being held in San Francisco on January 24-26, 2013.

Based on the results of the MPACT study, the company plans to submit dossiers for registration in the US, Europe and other markets. These results are from an investigational phase III study. ABRAXANE is not currently approved for the treatment of advanced pancreatic cancer.

About Advanced Pancreatic Cancer

Advanced pancreatic cancer is a difficult-to-treat cancer with the lowest survival rates among all cancer types. Across all patients with pancreatic cancer, relative 5-year survival is 5.5%. There are two main types of pancreatic cancer - adenocarcinomas, which accounts for approximately 95% of all pancreatic cancer, and neuroendocrine tumors. Pancreatic cancer is relatively uncommon with new cases accounting for only 2.1% of all newly diagnosed cancers. However, pancreatic cancer is the fourth most common cause of cancer death in the United States and throughout the world.

About ABRAXANE®

ABRAXANE is an albumin-bound form of paclitaxel that is manufactured using patented nab® technology. ABRAXANE is formulated with albumin, a human protein, and is free of solvents.

In the United States, ABRAXANE was first approved in January 2005 for the treatment of breast cancer after failure of combination chemotherapy for metastatic disease or relapse within 6 months of adjuvant chemotherapy. Prior therapy should have included an anthracycline unless clinically contraindicated. ABRAXANE is also available in Europe, Canada, Russia, Australia, New Zealand, India, Japan, South Korea, Bhutan, Nepal, United Arab Emirates and China for the treatment of metastatic breast cancer.

In October 2012, ABRAXANE was approved by the U.S. Food and Drug Administration for the first-line treatment of locally advanced or metastatic non-small cell lung cancer, in combination with carboplatin, in patients who are not candidates for curative surgery or radiation therapy.

For the full prescribing information for ABRAXANE please visit http://www.abraxane.com.

ABRAXANE is currently in various stages of investigation for the treatment of the following cancers: pancreatic, metastatic melanoma, bladder, ovarian, and expanded applications for breast cancer.

ABRAXANE® for Injectable Suspension (paclitaxel protein-bound particles for injectable suspension) (albumin bound) is indicated for the treatment of breast cancer after failure of combination chemotherapy for metastatic disease or relapse within 6 months of adjuvant chemotherapy. Prior therapy should have included an anthracycline unless clinically contraindicated.

ABRAXANE is indicated for the first-line treatment of locally advanced or metastatic non-small cell lung cancer, in combination with carboplatin, in patients who are not candidates for curative surgery or radiation therapy.

Important Safety Information

WARNING - NEUTROPENIA

•

Do not administer ABRAXANE therapy to patients who have baseline neutrophil counts of less than 1,500 cells/mm3. In order to monitor the occurrence of bone marrow suppression, primarily neutropenia, which may be severe and result in infection, it is recommended that frequent peripheral blood cell counts be performed on all patients receiving ABRAXANE

•	Note: An albumin form of paclitaxel may substantially affect a drug’s functional properties relative to those of drug in solution. DO NOT SUBSTITUTE FOR OR WITH OTHER PACLITAXEL FORMULATIONS

CONTRAINDICATIONS

Neutrophil Counts

•	ABRAXANE should not be used in patients who have baseline neutrophil counts of < 1,500 cells/mm3

Hypersensitivity

•	Patients who experience a severe hypersensitivity reaction to ABRAXANE should not be rechallenged with the drug

WARNINGS AND PRECAUTIONS

Hematologic Effects

•	Bone marrow suppression (primarily neutropenia) is dose-dependent and a dose-limiting toxicity of ABRAXANE

•

Monitor for myelotoxicity by performing complete blood cell counts frequently, including prior to dosing on Day 1 for metastatic breast cancer (MBC) and Days 1, 8, and 15 for non-small cell lung cancer (NSCLC)

•	Do not administer ABRAXANE to patients with baseline absolute neutrophil counts (ANC) of less than 1,500 cells/mm3

•	In the case of severe neutropenia (<500 cells/mm3 for seven days or more) during a course of ABRAXANE therapy, reduce the dose of ABRAXANE in subsequent courses in patients with either MBC or NSCLC

•	In patients with MBC, resume treatment with every-3-week cycles of ABRAXANE after ANC recovers to a level >1,500 cells/mm3 and platelets recover to >100,000 cells/mm3

•

In patients with NSCLC, resume treatment if recommended at permanently reduced doses for both weekly ABRAXANE and every-3-week carboplatin after ANC recovers to at least 1,500 cells/mm3 and platelet count of at least 100,000 cells/mm3 on Day 1 or to an ANC of at least 500 cells/mm3 and platelet count of at least 50,000 cells/mm3 on Days 8 or 15 of the cycle

Nervous System

•	Sensory neuropathy is dose- and schedule-dependent

•	The occurrence of Grade 1 or 2 sensory neuropathy does not generally require dose modification

•

If ≥ Grade 3 sensory neuropathy develops, treatment should be withheld until resolution to Grade 1 or 2 for MBC or until resolution to ≤ Grade1 for NSCLC followed by a dose reduction for all subsequent courses of ABRAXANE

Hypersensitivity

•	Severe and sometimes fatal hypersensitivity reactions, including anaphylactic reactions, have been reported

•	Patients who experience a severe hypersensitivity reaction to ABRAXANE should not be re-challenged with this drug

Hepatic Impairment

•	Because the exposure and toxicity of paclitaxel can be increased with hepatic impairment, administration of ABRAXANE in patients with hepatic impairment should be performed with caution

•	The starting dose should be reduced for patients with moderate or severe hepatic impairment

Albumin (Human)

•	ABRAXANE contains albumin (human), a derivative of human blood

Use in Pregnancy: Pregnancy Category D

•	ABRAXANE can cause fetal harm when administered to a pregnant woman

•	If this drug is used during pregnancy, or if the patient becomes pregnant while receiving this drug, the patient should be apprised of the potential hazard to the fetus

•	Women of childbearing potential should be advised to avoid becoming pregnant while receiving ABRAXANE

Use in Men

•	Men should be advised not to father a child while receiving ABRAXANE

ADVERSE REACTIONS

Randomized Metastatic Breast Cancer (MBC) Study

•

The most common adverse reactions (≥20%) with single-agent use of ABRAXANE in the MBC study were alopecia (90%), neutropenia (all cases 80%; severe 9%), sensory neuropathy (any symptoms 71%; severe 10%), abnormal ECG (all patients 60%; patients with normal baseline 35%), fatigue/asthenia (any 47%; severe 8%), myalgia/arthralgia (any 44%; severe 8%), AST elevation (any 39%), alkaline phosphatase elevation (any 36%), anemia (all cases 33%; severe 1%), nausea (any 30%; severe 3%), diarrhea (any 27%; severe <1%) and infections (24%)

•	Sensory neuropathy was the cause of ABRAXANE discontinuation in 7/229 (3%) patients

•

Other adverse reactions of note included vomiting (any 18%; severe 4%), renal dysfunction (any 11%; severe 1%), fluid retention (any 10%; severe 0%); mucositis (any 7%; severe <1%), hepatic dysfunction (elevations in bilirubin 7%), hypersensitivity reactions (any 4%; severe 0%), thrombocytopenia (any 2%; severe <1%), and injection site reactions (<1%). In all ABRAXANE treated patients (n=366) ocular/visual disturbances were reported (any 13%; severe 1%). Dehydration and pyrexia were also reported

•

Severe cardiovascular events possibly related to single-agent ABRAXANE occurred in approximately 3% of patients and included cardiac ischemia/infarction, chest pain, cardiac arrest, supraventricular tachycardia, edema, thrombosis, pulmonary thromboembolism, pulmonary emboli, and hypertension

•	Cases of cerebrovascular attacks (strokes) and transient ischemic attacks have been reported

Non-Small Cell Lung (NSCLC) Cancer Study

•

Adverse reactions with a difference of ≥2%, Grade 3 or higher, with combination use of ABRAXANE and carboplatin in NSCLC were: anemia (28%); neutropenia (47%); thrombocytopenia (18%), and peripheral neuropathy (3%)

•	The most common adverse reactions (≥ 20%) of ABRAXANE in combination with carboplatin for NSCLC were anemia, neutropenia, thrombocytopenia, alopecia, peripheral neuropathy, nausea, and fatigue

•	The most common serious adverse reactions of ABRAXANE in combination with carboplatin for NSCLC were anemia (4%) and pneumonia (3%)

•	The most common adverse reactions resulting in permanent discontinuation of ABRAXANE were neutropenia (3%), thrombocytopenia (3%), and periopheral neuropathy (1%)

•	The most common adverse reactions resulting in dose reduction of ABRAXANE were neutropenia (24%), thrombocytopenia (13%), and anemia (6%)

•	The most common adverse reactions leading to withholding or delay in ABRAXANE dosing were neutropenia (41%), thrombocytopenia (30%), and anemia (16%)

•

The following common (≥10% incidence) adverse reactions were observed at a similar incidence in ABRAXANE plus carboplatin-treated and paclitaxel injection plus carboplatin-treated patients: alopecia 56%, nausea 27%, fatigue 25%, decreased appetite 17%, asthenia 16%, constipation 16%, diarrhea 15%, vomiting 12%, dyspnea 12%, and rash 10% (incidence rates are for the ABRAXANE plus carboplatin treatment group)

Post-Marketing Experience with ABRAXANE and other Paclitaxel Formulations

•

Severe and sometimes fatal hypersensitivity reactions have been reported with ABRAXANE. The use of ABRAXANE in patients previously exhibiting hypersensitivity to paclitaxel injection or to human albumin has not been studied

•	There have been reports of congestive heart failure and left ventricular dysfunction with ABRAXANE, primarily among individuals with underlying cardiac history or prior exposure to cardiotoxic drugs

•

There have been reports of extravasation of ABRAXANE. Given the possibility of extravasation, it is advisable to monitor closely the ABRAXANE infusion site for possible infiltration during drug administration

DRUG INTERACTIONS

•	Caution should be exercised when administering ABRAXANE concomitantly with medicines known to inhibit or induce either CYP2C8 or CYP3A4

USE IN SPECIFIC POPULATIONS

Nursing Mothers

•

It is not known whether paclitaxel is excreted in human milk. Because many drugs are excreted in human milk and because of the potential for serious adverse reactions in nursing infants, a decision should be made to discontinue nursing or to discontinue the drug, taking into account the importance of the drug to the mother

Pediatric

•	The safety and efficacy of ABRAXANE in pediatric patients have not been evaluated

Geriatric

•	No toxicities occurred notably more frequently among patients ≥ 65 years of age who received ABRAXANE for MBC

•	Myelosuppression, peripheral neuropathy, and arthralgia were more frequent in patients ≥65 years of age treated with ABRAXANE and carboplatin in NSCLC

Renal Impairment

•	The use of ABRAXANE has not been studied in patients with renal impairment

DOSAGE AND ADMINISTRATION

•	Dose adjustment is recommended for patients with moderate and severe hepatic impairment and patients who experience severe neutropenia or severe sensory neuropathy during treatment with ABRAXANE

•	Withhold ABRAXANE if AST >10 x ULN or bilirubin > 5 x ULN

•	Dose reductions or discontinuation may be needed based on severe hematologic or neurologic toxicities

•	Monitor patients closely

Please see full Prescribing Information, including Boxed WARNING, CONTRAINDICATIONS, WARNINGS AND PRECAUTIONS, and ADVERSE REACTIONS.

About Celgene International Sàrl

Celgene International Sàrl, located in Boudry, in the Canton of Neuchâtel, Switzerland, is a wholly owned subsidiary and international headquarters of Celgene Corporation. Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

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